Exhibit 10.8

AMENDMENT NUMBER FOUR TO CREDIT AGREEMENT AND CONSENT

This Amendment Number Four to Credit Agreement and Consent (“Amendment”) is entered into as of October 29, 2010, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and MAGMA DESIGN AUTOMATION, INC., a Delaware corporation (“Borrower”), on the other hand, with reference to the following facts:

A. Borrower, Agent, and Lenders have previously entered into that certain Credit Agreement, dated as of March 19, 2010 (as amended and modified, from time to time, the “Agreement”).

B. Borrower has requested that Agent and Lenders provide certain consents and make certain amendments to the Agreement as provided for and on the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto amend and supplement the Agreement as follows:

1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2. AMENDMENTS.

(a) Schedule 1.1 of the Agreement is amended to include the following terms:

“Fourth Amendment Effective Date” has the meaning specified therefore in that certain Amendment Number Four to Credit Agreement and Consent by and among Borrower, Agent and Lenders have been satisfied.

“Term Loan A” has the meaning specified therefor in Section 2.2(a) of the Agreement.

“Term Loan A Amount” means $15,000,000.

“Term Loan A Commitment” means, with respect to each Lender, its Term Loan A Commitment, and, with respect to all Lenders, their Term Loan A Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-l or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Term Loan B” has the meaning specified therefor in Section 2.2(b) of the Agreement.

“Term Loan B Amount” means $10,000,000.

“Term Loan B Commitment” means, with respect to each Lender, its Term Loan B Commitment, and, with respect to all Lenders, their Term Loan B Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-l or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Term Loans” mean, collectively, Term Loan A and Term Loan B.

(b) The following definitions set forth in Schedule 1.1 of the Agreement are amended to read as follows:

“Base Rate Margin” means 3.00 percentage points with respect to Term Loan B Base Rate Loans and 4.50 percentage points with respect to other Base Rate Loans.

“Commitment” means, with respect to each Lender, its Revolver Commitment, its Term Loan A Commitment, its Term Loan B Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan A Commitments, their Term Loan B Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-l or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Credit Amount” means the result of (a) 0.50 times (b) TTM Recurring Revenue calculated as of the last month for which financial statements have most recently been delivered pursuant to Section 5.1 of the Agreement minus the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) of the Agreement.

“LIBOR Rate Margin” means 3.00 percentage points with respect to Term Loan B LIBOR Rate Loans and 4.50 percentage points with respect to other LIBOR Rate Loans.

(c) Clause (c) of the definition of Pro Rata Share set forth in Schedule 1.1 of the Agreement is amended to read as follows:

(c) with respect to (i) a Lender’s obligation to make Term Loan A and right to receive payments of interest, fees, and principal with respect thereto, (A) prior to the making of Term Loan A, the percentage obtained by dividing (y) such Lender’s Term Loan A Commitment, by (z) the aggregate amount of all Lenders’ Term Loan A Commitments, and (B) from and after the making of Term Loan A, the percentage obtained by dividing (y) the principal amount of such Lender’s portion of Term Loan A by (z) the principal amount of Term Loan A, and (ii) a Lender’s obligation to make Term Loan B and right to receive payments of interest, fees, and principal with respect thereto, (A) prior to the making of Term Loan B, the percentage obtained by dividing (y) such Lender’s Term Loan B Commitment, by (z) the aggregate amount of all Lenders’ Term Loan B Commitments, and (B) from and after the making of Term Loan B, the percentage obtained by dividing (y) the principal amount of such Lender’s portion of Term Loan B by (z) the principal amount of Term Loan B, and

(d) The definitions of Term Loan, Term Loan Amount and Term Loan Commitment as set forth in Schedule 1.1 of the Agreement are deleted, and all references to the Term Loan in the Agreement, including Schedule 1.1 thereto, that are not otherwise amended hereby are replaced with references to the Term Loans as defined herein.

(e) Section 2.2 of the Agreement is amended to read as follows:

2.2 Term Loans.

(a) Term Loan A. Subject to the terms and conditions of this Agreement, on the Fourth Amendment Effective Date each Lender with a Term Loan A Commitment has agreed (severally, not jointly or jointly and severally) to continue the term loans (collectively, “Term Loan A”) to Borrower in an amount equal to such Lender’s Pro Rata Share of the Term Loan A Amount. The principal of Term Loan A shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
October 31, 2010	$562,500
January 31, 2011	$562,500
April 30, 2011	$562,500
July 31, 2011	$562,500
October 31, 2010	$562,500
January 31, 2012	$562,500
April 30, 2012	$562,500
July 31, 2012	$562,500
October 31, 2012	$562,500
January 31, 2013	$562,500
April 30, 2013	$562,500
July 31, 2013	$562,500
October 31, 2013	$562,500
January 31, 2014	$562,500
April 30, 2014	$562,500
July 31, 2014	$562,500

The outstanding unpaid principal balance and all accrued and unpaid interest on Term Loan A shall be due and payable on the earlier of (i) the Maturity Date and (ii) the date of the acceleration of Term Loan A in accordance with the terms hereof. Any principal amount of Term Loan A that is repaid or prepaid may not be reborrowed. All principal of, interest on, and other amounts payable in respect of Term Loan A shall constitute Obligations.

(b) Term Loan B. Subject to the terms and conditions of this Agreement, on the Fourth Amendment Effective Date each Lender with a Term Loan B Commitment agree (severally, not jointly or jointly and severally) to make the term loans (collectively, “Term Loan B”) to Borrower in an amount equal to such Lender’s Pro Rata Share of the Term Loan B Amount. The principal of Term Loan B shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
April 30, 2011	$375,000
July 31, 2011	$375,000
October 31, 2010	$375,000
January 31, 2012	$375,000
April 30, 2012	$375,000
July 31, 2012	$375,000
October 31, 2012	$375,000
January 31, 2013	$375,000
April 30, 2013	$375,000
July 31, 2013	$375,000
October 31, 2013	$375,000
January 31, 2014	$375,000
April 30, 2014	$375,000
July 31, 2014	$375,000

The outstanding unpaid principal balance and all accrued and unpaid interest on Term Loan B shall be due and payable on the earlier of (i) the Maturity Date and (ii) the date of the acceleration of Term Loan B in accordance with the terms hereof. Any principal amount of Term Loan B that is repaid or prepaid may not be reborrowed. All principal of, interest on, and other amounts payable in respect of Term Loan B shall constitute Obligations.

(f) Clause (I) and (J) of Section 2.4(b)(ii) of the Agreement are amended to read as follows:

(I) ninth, ratably, to pay interest accrued in respect of the Advances (other than Protective Advances), Term Loan A and Term Loan B until paid in full,

(J) tenth, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof), (iii) ratably, to the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Bank Product Obligations, (iv) to pay the outstanding principal balance of Term Loan A (in the inverse order of the maturity of the installments due thereunder) until Term Loan A is paid in full, and (v) to pay the outstanding principal balance of Term Loan B (in the inverse order of the maturity of the installments due thereunder) until Term Loan B is paid in full,

(g) Clause (ii) of Section 2.4(c) of the Agreement is amended to read as follows:

(ii) Term Loan Commitments. The Term Loan A Commitments shall terminate upon the making of Term Loan A. The Term Loan B Commitments shall terminate upon the making of Term Loan B.

(h) Clause (ii) of Section 2.4(d) of the Agreement is amended to read as follows:

(ii) Term Loan A. Borrower may, upon at least 10 Business Days’ prior written notice to Agent, prepay the principal of Term Loan A, in whole or in part. Each such prepayment shall be in an amount which is not less than $1,000,000 unless the principal of Term Loan A immediately prior to such prepayment is less than $1,000,000. Each prepayment made pursuant to this Section 2.4(d)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment shall be applied against the remaining installments of principal due on Term Loan A on a pro rata basis (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment).

(i) Clause (iii) of Section 2.4(d) of the Agreement is added to read as follows:

(iii) Term Loan B. Borrower may, upon at least 10 Business Days’ prior written notice to Agent, prepay the principal of Term Loan B, in whole or in part. Each such prepayment shall be in an amount which is not less than $1,000,000 unless the principal of Term Loan A immediately prior to such prepayment is less than $1,000,000. Each prepayment made pursuant to this Section 2.4(d)(iii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment shall be applied against the remaining installments of principal due on Term Loan B on a pro rata basis (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment).

(j) Clause (i) and (ii) of Section 2.4(f) of the Agreement are amended to read as follows:

(i) Each prepayment pursuant to Section 2.4(e)(i) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Advances until paid in full, second, to the outstanding principal amount of Term Loan A and Term Loan B, ratably, until paid in full, and third, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii). Each such prepayment of Term Loan A and Term Loan B shall be applied against the remaining installments of principal of Term Loan A and Term Loan B, respectively, on a pro rata basis (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment).

(ii) Each prepayment pursuant to Section 2.4(e)(ii), 2.4(e)(iii), 2.4(e)(iv), 2.4(e)(v), or 2.4(e)(vi) above shall (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of Term Loan A and Term Loan B, ratably, until paid in full, second, to the outstanding principal amount of the Advances (with a corresponding permanent reduction in the Maximum Revolver Amount), until paid in full, and third, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage (with a corresponding permanent reduction in the Maximum Revolver Amount), and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii). Each such prepayment of Term Loan A and Term Loan B shall be applied against the remaining installments of principal of Term Loan A and Term Loan B, respectively, on a pro rata basis (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment).

(k) Section 3.3 of the Agreement is amended to read as follows:

3.3 Maturity. This Agreement shall continue in full force and effect for a term ending on October 29, 2014 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

(1) Section 14.1(a)(xi) of the Agreement is amended to read as follows:

(xi) amend, modify, or eliminate the definition of Credit Amount or any of the defined terms (including the definitions of TTM Recurring Revenue and TTM EBITDA) that are used in such definition to the extent that any such change results in more credit being made available to Borrower based upon the Credit Amount, but not otherwise, or the definitions of Maximum Revolver Amount, Term Loan A Amount or Term Loan B Amount, or change Section 2.1(c).

(m) The table set forth on Schedule 1.1 to the Agreement is amended to read as follows:

Lender	Revolver Commitment	Term Loan A Commitment	Term Loan B Commitment	Total Commitment
Wells Fargo Capital Finance LLC	$15,000,000	$15,000,000	$10,000,000	$40,000,000
All Lenders	$15,000,000	$15,000,000	$10,000,000	$40,000,000

3. CONSENT. Borrower has informed Agent and Lenders that it intends to (i) repurchase and retire a portion of the outstanding 2014 Notes (the “Note Repurchase”) and in order to induce certain holders of the 2014 Notes into the Note Repurchase, Borrower has proposed to pay each such holder an inducement fee (an “Inducement Fee”), and (ii) repurchase certain of its common stock (the “Stock Repurchase”). As the Note Repurchase, Stock Repurchase and the payment of the Inducement Fees are prohibited by the terms of the Agreement, Borrower has requested that Agent and Lenders consent thereto. Agent and Lenders hereby consent to the Note Repurchase, the Stock Repurchase and the payment of the Inducement Fees so long as: (i) no Default or Event of Default exists at the time the Note Repurchase, the Stock Repurchase or an Inducement Fee is made or will result therefrom, (ii) the amount of the Inducement Fees paid to the holders of the 2014 Notes does not exceed an aggregate amount equal to 15% of the face value of the 2014 Notes being repurchased, (iii) the Note Repurchase, the Stock Repurchase and the payment of the Inducement Fees are completed by no later than October 31, 2011, (iv) the aggregate amount of consideration paid after the Fourth Amendment Effective Date for the Stock Repurchase and Note Repurchase does not exceed $25,000,000, and (v) immediately before and after giving effect to the Note Repurchase, the Stock Repurchase or the payment of an Inducement Fee, Availability plus domestic Qualified Cash is in an amount equal to or greater than $20,000,000. This consent shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrower to any other or further consent or waiver in any similar or other circumstances.

4. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Agent and Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

5. NO DEFAULTS. Borrower hereby affirms to Agent and Lenders that no Event of Default has occurred and is continuing as of the date hereof.

6. CONDITIONS PRECEDENT. The effectiveness of this Amendment is hereby conditioned upon receipt by Agent of (i) a fully executed copy of this Amendment from each party hereto (ii) a fully executed copy of the attached Reaffirmation of General Continuing Guaranty, and (iii) a fully executed copy of the Amended and Restated Fee Letter (the first date on which all such conditions have been satisfied is referred hereto as, the “Fourth Amendment Effective Date”).

7. REAFFIRMATION. Borrower acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that the Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as provided in the Security Agreement.

8. COSTS AND EXPENSES. Borrower shall pay to Agent and Lenders all of Agent’s and Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

9. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

10. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto. This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.

[remainder of page left blank intentionally; signatures to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

MAGMA DESIGN AUTOMATION, INC., a Delaware corporation

By:	/s/ Peter S. Teshima
Name:	Peter S. Teshima
Title:	CFO

Amendment Number Four to Credit Agreement and Consent

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent and Lender

By:	/s/ David Morihiro
Name:	David Morihiro
Title:	VP

Amendment Number Four to Credit Agreement and Consent

REAFFIRMATION OF GENERAL CONTINUING GUARANTY

Dated as of October 29, 2010

The undersigned (the “Guarantor”), has executed a General Continuing Guaranty, dated as of March 19, 2010 (the “Guaranty”), in favor of Wells Fargo Capital Finance, LLC (“Agent”), respecting the obligations of Magma Design Automation, Inc., a Delaware corporation (“Borrower”) pursuant to that certain Credit Agreement dated as of March 19, 2010 by and among Borrower, the Lenders signatory thereto and Agent, and other Loan Documents. Guarantor acknowledges the terms of the above Amendment and reaffirms and agrees that: (a) its Guaranty remains in full force and effect; (b) nothing in the Guaranty obligates Agent to notify the undersigned of any changes in the loans and financial accommodations made available to Borrower or to seek reaffirmation of the Guaranty; and (c) no requirement to so notify any of the undersigned or to seek reaffirmation in the future shall be implied by the execution of this reaffirmation.

GUARANTOR:	MAGMA SERVICES, INC., a Delaware corporation

	By:	/s/ Peter S. Teshima
	Name:	Peter S. Teshima
	Title:	CFO

Reaffirmation of General Continuing Guaranty